                                                Filed pursuant to Rule 424(b)(3)
                                                              File No. 333-58674

                              [Wells Fargo logo]
                            Wells Fargo Direct(SM)
                     Wells Fargo & Company Direct Purchase
                        and Dividend Reinvestment Plan
                               ________________

     Wells Fargo Direct is a direct stock purchase and dividend reinvestment plan that provides a convenient and economical method for new investors to make an initial investment in Wells Fargo common stock and for existing investors to increase their holdings of Wells Fargo common stock.

Plan features include:

     . Purchase Wells Fargo common stock through a convenient, low-cost method.

     . Build your investment over time, starting with as little as $250, or $25 if you authorize automatic monthly cash investments.

     . Purchase shares directly by check, money order or automatic monthly bank withdrawals.

     .    Reinvest all or a portion of your cash dividends.

     .    Invest up to $10,000 a month, not counting dividend reinvestment.

About this prospectus:

     This prospectus describes and constitutes the Wells Fargo & Company Direct Purchase and Dividend Reinvestment Plan, or simply "Wells Fargo Direct." Please read this prospectus carefully and keep it for future reference. If you have any questions about Wells Fargo Direct, please call Wells Fargo Bank Minnesota, N.A., the plan administrator, toll free at (877) 840-0492 between 7:00 a.m. and 7:00 p.m., central time, on any business day.

     This prospectus relates to shares of Wells Fargo & Company common stock, par value $1-2/3 per share, that Wells Fargo will offer for purchase under Wells Fargo Direct. Wells Fargo common stock trades on the New York and Chicago Stock Exchanges under the symbol "WFC."

--------------------------------------------------------------------------------
|        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE          |
|  SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR    |
|  DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION   |
|  TO THE CONTRARY IS A CRIMINAL OFFENSE.                                      |
|                                                                              |
|         SHARES OF WELLS FARGO COMMON STOCK ARE NOT SAVINGS OR DEPOSIT        |
|  ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF WELLS   |
|  FARGO, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE            |
|  CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.      |
|                                                                              |
|         THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES, NOR IS IT A      |
|  SOLICITATION OF AN OFFER TO BUY SECURITIES, IN ANY STATE OR COUNTRY WHERE   |
|  THE OFFER OR SALE IS NOT PERMITTED. SHARES OF WELLS FARGO COMMON STOCK      |
|  OFFERED THROUGH WELLS FARGO DIRECT ARE OFFERED ONLY THROUGH A REGISTERED    |
|  BROKER-DEALER SUBSIDIARY OF WELLS FARGO.                                    |
--------------------------------------------------------------------------------
                         Prospectus dated May 7, 2001

                               TABLE OF CONTENTS

ABOUT WELLS FARGO                                                                                        1

ABOUT WELLS FARGO DIRECT                                                                                 1
    1.  What is Wells Fargo Direct?...................................................................   1
    2.  What features does the plan offer?............................................................   1
    3.  How do I enroll in Wells Fargo Direct if I am a Wells Fargo stockholder?......................   2
    4.  How do I enroll if my shares are held other than in my name?..................................   2
    5.  How do I enroll if I am not currently a Wells Fargo stockholder?..............................   2
    6.  What are the fees associated with participation?..............................................   2
    7.  What are my options for additional cash investments?..........................................   3
    8.  What are my dividend reinvestment options?....................................................   3
    9.  When are dividends paid?......................................................................   4
   10.  When does the plan administrator purchase shares?.............................................   4
   11.  How does the plan administrator buy the shares?...............................................   5
   12.  At what price will the plan administrator purchase the shares?................................   5
   13.  Can I execute plan transactions by phone?.....................................................   5
   14.  How often will I receive account statements?..................................................   6
   15.  Will I receive stock certificates for my plan shares?.........................................   6
   16.  Can I deposit share certificates for safekeeping?.............................................   6
   17.  Can I buy shares for someone else or transfer my plan shares to someone else?.................   7
   18.  How do I sell my plan shares?.................................................................   7
   19.  How do I close my account?....................................................................   8
   20.  Who is the plan administrator and what does the plan administrator do?........................   8
   21.  How do I contact the plan administrator?......................................................   9
   22.  What are the U.S. federal income tax consequences of participating in the plan?...............   9

OTHER PLAN INFORMATION................................................................................  10

WHERE YOU CAN FIND MORE INFORMATION...................................................................  11
  Registration Statement..............................................................................  11
  Wells Fargo's SEC Filings...........................................................................  11
  Documents Incorporated by Reference.................................................................  11
  Documents Available Without Charge From Wells Fargo.................................................  12

USE OF PROCEEDS.......................................................................................  13

EXPERTS...............................................................................................  13

                               ABOUT WELLS FARGO

     Wells Fargo & Company is a diversified financial services company whose subsidiaries provide banking, insurance, investments, mortgage and consumer finance services through stores, the Internet, and other distribution channels across North America and elsewhere internationally. Our common stock trades on the New York and Chicago Stock Exchanges under the symbol "WFC." Our principal executive offices are located at 420 Montgomery Street, San Francisco, California 94163, and our telephone number is (800) 411-4932.

                           ABOUT WELLS FARGO DIRECT

1.   What is Wells Fargo Direct?

     Wells Fargo Direct is a direct stock purchase and dividend reinvestment plan that enables new investors to make an initial investment in Wells Fargo & Company common stock and existing investors to increase their holdings of Wells Fargo common stock. Purchases of Wells Fargo common stock can be made by optional cash investments and/or by reinvestment of cash dividends.

2.   What features does the plan offer?

     . Initial investment (page 2). If you are not a Wells Fargo stockholder, you can make an initial investment in Wells Fargo common stock, starting with as little as $250, or $25 if you sign up for automatic monthly investments.

     . Optional cash investments (page 2). You can increase your holdings of Wells Fargo common stock through optional cash investments of $25 or more. You can make optional cash investments by check or money order or by authorizing monthly deductions from your checking or savings account.

     . Automatic dividend reinvestment (page 3). You can also increase your holdings of Wells Fargo common stock through automatic reinvestment of your cash dividends. You can elect to reinvest all or a percentage of your dividends.

     . Gift purchases (page 6). You can purchase Wells Fargo common stock on behalf of others. You can also transfer your plan shares to the plan account of another person.

     . Share safekeeping (page 5). You can deposit your Wells Fargo common stock certificates for safekeeping by the plan administrator.

     . Telephone transactions (page 5). You can execute many of your plan transactions by phone if you have established telephone privileges.

     Refer to Question 6 for details on fees charged for these transactions and services.

3.   How do I enroll in Wells Fargo Direct if I am a Wells Fargo stockholder?

     If you are a Wells Fargo stockholder of record (that is, your shares are registered in your name, not your broker's or bank's name), you can enroll by completing and returning the enclosed account authorization form.

4.   How do I enroll if my shares are held other than in my name?

     If your Wells Fargo shares are registered in the name of a bank, broker or other nominee, simply arrange for the bank, broker or other nominee to register in your name the number of shares of Wells Fargo common stock that you want to participate in the plan. You can then enroll by completing and returning an account authorization form as a current stockholder. Alternatively, you can enroll in the plan in the same manner as someone who is not currently a Wells Fargo stockholder, as described in Question 5 below.

5.   How do I enroll if I am not currently a Wells Fargo stockholder?

     If you do not currently have any Wells Fargo common stock registered in your name or held by a bank or broker, you can enroll in Wells Fargo Direct by completing an account authorization form, paying a one-time account set-up fee of $10, and either making an initial investment of at least $250 (but not more than $10,000) or authorizing automatic monthly investments of at least $25 each. If you authorize monthly investments, your first investment of at least $25 must be made by check. Your check or money order for your initial investment and account set-up fee should be made payable to Wells Fargo Bank Minnesota, N.A. in U.S. funds drawn on a U.S. bank.

6.   What are the fees associated with participation?

     . If you become a plan participant by making an initial investment, you will be charged a one-time account set-up fee of $10. No account set-up fee is charged if you are a Wells Fargo stockholder of record.

     . For each additional investment made by check or money order, you will be charged a transaction fee of $3 and a brokerage commission of three cents for each share purchased.

     . For each investment made by automatic bank transfer, you will be charged a transaction fee of $1 and a brokerage commission of three cents for each share purchased.

     . For each dividend reinvestment, you will be charged a transaction fee of 4% of the amount reinvested, up to a maximum fee of $4, and a brokerage commission of three cents for each share purchased.

     . Each time you sell plan shares you will be charged a transaction fee of $10 and a brokerage commission of three cents for each share sold.

     We can change the fee structure of the plan at any time. We will give you notice of any fee changes at least 30 days before the changes become effective.

--------------------------------------------------------------------------------
|    FOR CASH INVESTMENT AND DIVIDEND REINVESTMENT TRANSACTIONS, TRANSACTION   |
|    FEES AND BROKERAGE COMMISSIONS ARE DEDUCTED FROM THE AMOUNT INVESTED.     |
|    FOR SALE TRANSACTIONS, TRANSACTION FEES AND BROKERAGE COMMISSIONS ARE     |
|    DEDUCTED FROM THE SALE PROCEEDS.                                          |
--------------------------------------------------------------------------------

7.   What are my options for additional cash investments?

     You can make optional cash investments at any time by personal check, money order or by automatic bank transfer from a designated U.S. bank account. Each investment can be for as little as $25. Your total investment for any month is limited to $10,000.

          Check or Money Order. To make an investment by check or money order, complete and return a plan transaction form together with your payment. Your check or money order must be made payable to Wells Fargo Bank Minnesota, N.A. in U.S. funds drawn on a U.S. bank. The plan administrator must receive your payment at least one business day prior to an investment date; otherwise, your payment will be invested on the next investment date. No interest is paid on your payment pending its investment in Wells Fargo common stock.

          Automatic Monthly Withdrawals. You can also make investments by automatic monthly withdrawals from a designated checking or savings account at a qualified financial institution. Your account will be debited on the 15th day of each month or, if that day is not a business day, the next business day after the 15th. The funds will be invested on the next investment date that is at least three business days after the day your account is debited. To authorize automatic monthly withdrawals, complete Part D of the account authorization form and return it to the plan administrator with a voided blank check or deposit slip. Your automatic monthly withdrawals will begin as soon as practicable after the plan administrator receives your completed form. You can change the amount of your monthly transfer or terminate your monthly transfer altogether by completing an electronic funds transfer form and returning it to the plan administrator or, if you have established telephone privileges, by contacting the plan administrator toll free at (877) 840-0492. Your change or termination request must be received by the plan administrator at least 15 business days prior to an investment date for the change to be effective for that investment date. Refer to Question 10 for a discussion of investment dates. No interest is paid on your payment pending its investment in Wells Fargo common stock.

8.   What are my dividend reinvestment options?

     Your dividend reinvestment options are as follows:

          . Full Dividend Reinvestment. If you elect this option, the plan administrator will reinvest in additional shares of Wells Fargo common stock all cash dividends paid on all Wells Fargo shares registered in your name and on all Wells Fargo shares held in your plan account.

          . Partial Dividend Reinvestment. If you elect this option, the plan administrator will reinvest in additional shares of Wells Fargo common stock a specified percentage (from 10% to 90%, in increments of 10%) of cash dividends paid on all Wells Fargo shares registered in your name and on all Wells Fargo shares held in your plan account. Any cash dividends not reinvested will be paid to you by check or direct deposit. To request a direct deposit authorization card, check the appropriate box under "Partial Dividend Reinvestment" in Part C of the account authorization form.

          . No Dividend Reinvestment. If you elect this option, all cash dividends paid on all Wells Fargo shares registered in your name and on all Wells Fargo shares held in your plan account will be paid to you by check or direct deposit. To request a direct deposit authorization card, check the appropriate box under "No Dividend Reinvestment" in Part C of the account authorization form.

9.   When are dividends paid?

     Historically, Wells Fargo has paid dividends on the first day of March, June, September and December to stockholders of record on the first or second Friday of February, May, August and November, respectively. The dividend payment date and dividend record date may change in the future. To have your cash dividends reinvested, the plan administrator must receive your account authorization form authorizing dividend reinvestment on or before the dividend record date.

--------------------------------------------------------------------------------
|    THE PAYMENT OF DIVIDENDS ON WELLS FARGO COMMON STOCK IS AT THE            |
|    DISCRETION OF WELLS FARGO'S BOARD OF DIRECTORS. THERE IS NO GUARANTEE     |
|    AS TO THE TIMING AND AMOUNT OF FUTURE DIVIDENDS, WHICH WILL DEPEND ON     |
|    EARNINGS, CASH REQUIREMENTS, THE FINANCIAL CONDITION OF WELLS FARGO AND   |
|    ITS SUBSIDIARIES, APPLICABLE GOVERNMENT REGULATIONS AND OTHER FACTORS     |
|    DEEMED RELEVANT BY THE WELLS FARGO BOARD.                                 |
--------------------------------------------------------------------------------

10.  When does the plan administrator purchase shares?

     Optional Cash Investments.  Optional cash investments are made on:

     .    Thursday of each week or, if the New York Stock Exchange is not open on Thursday, the next business day the Exchange is open, or

     .    in any week in which a cash dividend is paid, the dividend payment date or, if the New York Stock Exchange is not open on the dividend payment date, the next business day the Exchange is open.

     Dividend Reinvestment. Cash dividends are reinvested on the applicable dividend payment date or, if the New York Stock Exchange is not open on the dividend payment date, the next business day the Exchange is open.

--------------------------------------------------------------------------------
|    SHARES ARE PURCHASED AND SOLD FOR THE PLAN ON SPECIFIED DATES OR DURING   |
|    SPECIFIED PERIODS. AS A RESULT, YOU DO NOT HAVE ANY CONTROL OVER THE      |
|    PRICE AT WHICH SHARES ARE PURCHASED OR SOLD FOR YOUR ACCOUNT, AND YOU     |
|    MAY PAY A HIGHER PURCHASE PRICE OR RECEIVE A LOWER SALES PRICE THEN IF    |
|    YOU HAD PURCHASED OR SOLD THE SHARES, AS THE CASE MAY BE, OUTSIDE OF      |
|    THE PLAN. YOU BEAR THE RISK OF FLUCTUATIONS IN THE PRICE OF WELLS FARGO   |
|    COMMON STOCK. NO INTEREST IS PAID ON FUNDS HELD BY THE PLAN               |
|    ADMINISTRATOR PENDING THEIR INVESTMENT. ALL OPTIONAL CASH INVESTMENTS,    |
|    INCLUDING THE INITIAL CASH INVESTMENT, ARE SUBJECT TO COLLECTION BY THE   |
|    PLAN ADMINISTRATOR OF THE FULL FACE VALUE IN U.S. FUNDS.                  |
--------------------------------------------------------------------------------

11.  How does the plan administrator buy the shares?

     The plan administrator may purchase Wells Fargo common stock from Wells Fargo or use an independent agent to buy the shares in the open market or in negotiated transactions. We determine the method. We currently use an independent agent to buy plan shares, but we can change this at any time without notice to you, subject to legal restrictions on how often we change the method. The method used by the plan administrator will impact the price at which your shares are purchased (see Question 12).

12.  At what price will the plan administrator purchase the shares?

     Open Market Purchases. If the shares are purchased in the open market or in a negotiated transaction, your purchase price will be the weighted average purchase price per share for all shares purchased for that investment date. The independent agent purchases shares as soon as practicable, and in no event more than 15 days, after the applicable investment date.

     Purchases from Wells Fargo. If the shares are purchased from Wells Fargo, your purchase price will be the New York Stock Exchange-only closing price of Wells Fargo common stock for that investment date. If the New York Stock Exchange is closed on that date, then the price will be the New York Stock Exchange-only closing price of Wells Fargo common stock for the next business day the Exchange is open.

--------------------------------------------------------------------------------
|    THE PLAN ADMINISTRATOR MAY COMMINGLE YOUR FUNDS WITH THOSE OF OTHER       |
|    PARTICIPANTS FOR PURPOSES OF FORWARDING PURCHASE ORDERS TO THE            |
|    INDEPENDENT AGENT. ALSO, THE PLAN ADMINISTRATOR MAY OFFSET PURCHASE AND   |
|    SALE ORDERS FOR THE SAME INVESTMENT DATE, FORWARDING TO THE INDEPENDENT   |
|    AGENT THE NET PURCHASE OR SALE REQUIREMENT. BECAUSE THE PRICES AT WHICH   |
|    SHARES ARE PURCHASED UNDER THE PLAN ARE BEYOND YOUR CONTROL, YOU MAY      |
|    LOSE ANY ADVANTAGE OTHERWISE AVAILABLE FROM BEING ABLE TO SELECT THE      |
|    TIMING OF YOUR INVESTMENT.                                                |
--------------------------------------------------------------------------------

13.  Can I execute plan transactions by phone?

     If you have established telephone privileges on your account authorization form, you can execute the following plan transactions by phone:

     . sell some or all of your plan shares so long as the current market value of the shares to be sold is $25,000 or less;

     .   change the amount of your automatic monthly investments;

     . change your dividend reinvestment option (for example, from full to partial reinvestment); and

     .   request a certificate for some or all of your plan shares.

     To establish telephone privileges, complete Part E of the account authorization form.

14.  How often will I receive account statements?

     The plan administrator will send you an account statement as soon as practicable after each quarterly dividend reinvestment and after each optional cash investment. The plan administrator will also send you an account statement after any transfer, sale or withdrawal of plan shares.

--------------------------------------------------------------------------------
|    ACCOUNT STATEMENTS PROVIDE PARTICIPANTS WITH RECORDS OF THEIR PURCHASES   |
|    AND SALES AND OTHER IMPORTANT INFORMATION AND SHOULD BE RETAINED FOR      |
|    TAX PURPOSES.                                                             |
--------------------------------------------------------------------------------

15.  Will I receive stock certificates for my plan shares?

     Each share purchase is credited to your plan account in book entry. Your account statement will show the number of shares of Wells Fargo common stock, including any fractional share, credited to your account. You will not receive a certificate for your plan shares unless you request one. You can request a certificate for some or all of your whole shares at any time by submitting a plan transaction form to the plan administrator or, if you have established telephone privileges, by contacting the plan administrator toll free at (877) 840-0492. Certificates for fractional shares are never issued.

16.  Can I deposit share certificates for safekeeping?

     You can at any time, including when you first enroll, deposit Wells Fargo stock certificates registered in your name with the plan administrator for safekeeping, at no cost to you. To use this service, you must send your certificates to the plan administrator with a properly completed account authorization form or plan transaction form. Shares represented by certificates that you deposit with the plan administrator are credited to your account and thereafter are treated as if acquired under the plan. You are responsible for maintaining your own records of the cost basis of certificated shares deposited with the plan administrator. If your shares are registered in street or other nominee name, you may be able to electronically transfer these shares from your existing account to a plan account. To take advantage of this service, please contact the plan administrator toll free at (877) 840-0492 to obtain transfer instructions.

--------------------------------------------------------------------------------
|    PLEASE DO NOT ENDORSE YOUR CERTIFICATES. YOU ARE STRONGLY URGED TO SEND   |
|    YOUR CERTIFICATES BY CERTIFIED OR REGISTERED MAIL, INSURING THEM FOR 2%   |
|    OF THE CURRENT MARKET VALUE OF THE WELLS FARGO COMMON STOCK REPRESENTED   |
|    BY THE CERTIFICATES. REGARDLESS OF THE METHOD USED, YOU BEAR THE FULL     |
|    RISK OF LOSS IF THE CERTIFICATES ARE LOST OR STOLEN.                      |
--------------------------------------------------------------------------------

17. Can I buy shares for someone else or transfer my plan shares to someone else?

     You can purchase Wells Fargo common stock for someone else, as well as transfer plan shares to the account of another plan participant.

     . To purchase shares of Wells Fargo common stock for someone else, complete an account authorization form in the name of the recipient and return the completed form to the plan administrator, together with the one-time account set-up fee of $10 and either an initial investment of at least $250 or an authorization for automatic monthly cash investments of at least $25. If you authorize monthly investments, your first investment of at least $25 must be made by check.

     . You can also transfer your plan shares to a plan account of another person, subject to compliance with any applicable laws. If the person to whom the shares are gifted or transferred is not a plan participant, the plan administrator will automatically open an account for the person and enroll him or her in the plan. To do this, simply complete a plan transaction form and return the completed form, together with an executed stock assignment, to the plan administrator. Your signature on the stock assignment must be Medallion guaranteed by an eligible financial institution or broker. You can obtain a stock assignment form from the plan administrator.

--------------------------------------------------------------------------------
|    YOU CANNOT PLEDGE OR GRANT A SECURITY INTEREST IN YOUR PLAN SHARES OR     |
|    TRANSFER YOUR PLAN SHARES OUTSIDE OF THE PLAN UNLESS CERTIFICATES         |
|    REPRESENTING THE SHARES HAVE BEEN ISSUED BY THE PLAN ADMINISTRATOR.       |
--------------------------------------------------------------------------------

18.  How do I sell my plan shares?

     You can sell some or all of your plan shares by submitting the appropriate information on a plan transaction form or by submitting a written request to the plan administrator. If the current market value of the shares you want to sell is $25,000 or less, and you have previously established telephone privileges, you can sell the shares by contacting the plan administrator toll free at (877) 840-0492.

     . The plan administrator may match or offset your sale order against one or more purchase orders of other plan participants. If your sale order is offset against purchase orders, your sale proceeds are based on the weighted average price at which the net purchase order is filled.

     . If the plan administrator does not offset your order, the independent agent executes the order on your behalf in the open market or in a negotiated transaction. The independent agent may sell plan shares to Wells Fargo. If the independent agent executes your order in the open market or in a negotiated transaction, the proceeds are based on the weighted average price at which the shares are sold.

     After settlement of the sale, the plan administrator will send you a check for the proceeds of the sale, net of brokerage commissions, transaction fees charged by the plan administrator, and any applicable transfer taxes. Refer to Question 6 for a discussion of brokerage commissions and transaction fees.

--------------------------------------------------------------------------------
|    THE PRICE OF WELLS FARGO COMMON STOCK FLUCTUATES ON A DAILY BASIS. THE    |
|    PRICE MAY RISE OR FALL AFTER YOU SUBMIT YOUR REQUEST TO SELL AND PRIOR    |
|    TO THE ULTIMATE SALE OF YOUR SHARES. YOU CANNOT REVOKE YOUR REQUEST TO    |
|    SELL ONCE IT IS MADE.                                                     |
--------------------------------------------------------------------------------

19.  How do I close my account?

     You can close your plan account by completing and returning a plan transaction form or by sending a written request to the plan administrator. If the current market value of your account is $25,000 or less, and you have previously established telephone privileges, you can terminate your participation in the plan by contacting the plan administrator toll free at
     (877) 840-0492. Your request to close your account must be received by the plan administrator at least three business days before the record date to be effective as to the next cash dividend. Also, if you have authorized automatic monthly investments, the plan administrator must receive your request at least 15 business days before the next scheduled investment date to ensure that the request is effective for that investment date.

     Upon termination of your participation in the plan, unless you request on a plan transaction form that some or all of your plan shares be sold, the plan administrator will send you a certificate representing the number of whole shares in your account and a check in the amount of the market value of any fractional share. If you so request on the plan transaction form, the independent agent will sell some or all your plan shares on your behalf. After settlement of the sale, the plan administrator will send you a check in the amount of the net proceeds of the sale (plus the market value of any fractional plan share) and a certificate representing any whole plan shares not sold. Refer to Question 18 for a discussion of how plan shares are sold and Question 6 for a discussion of brokerage commissions and transaction fees.

     After termination, you can re-enroll in the plan by submitting a new account authorization form and complying with all other enrollment procedures (see Questions 3, 4 and 5). To minimize unnecessary plan administrative costs and to encourage use of the plan as a long-term investment vehicle, Wells Fargo reserves the right to deny participation in the plan to previous participants who Wells Fargo or the plan administrator believes have been excessive in their enrollment and termination.

20.  Who is the plan administrator and what does the plan administrator do?

     Wells Fargo Bank Minnesota, N.A., a subsidiary of Wells Fargo, currently is the plan administrator. The plan administrator forwards participants' funds to the independent agent for open market purchases. The plan administrator also keeps account records, sends account statements to participants and performs other administrative duties related to the plan.

     The plan administrator is responsible for purchasing and selling Wells Fargo common stock for participants' plan accounts, including the selection of the broker or dealer through which plan transactions are made. Neither Wells Fargo nor the plan administrator has any control over the times or prices at which the independent agent purchases or sells Wells Fargo common stock in the open market.

21.  How do I contact the plan administrator?

     You can contact Wells Fargo Bank Minnesota, N.A. as follows :


       Wells Fargo Bank Minnesota, N.A.            For overnight deliveries:
             Shareowner Services                Wells Fargo Bank Minnesota, N.A.
                P.O. Box 64863                         Shareowner Services
        St. Paul, Minnesota 55164-0863             161 North Concord Exchange
            Phone: (877) 840-0492*                 St. Paul, Minnesota 55075
             Fax: (651) 552-6999

     *Telephone hours are 7:00 a.m. to 7:00 p.m., central time, on any business day.

22. What are the U.S. federal income tax consequences of participating in the plan?

     The U.S. federal income tax consequences of participating in the plan are as follows:

     . Cash dividends reinvested under the plan are taxable to you as if you had received them in cash on the applicable dividend payment date.

     . The tax basis of shares purchased with reinvested dividends or optional cash investments generally is the amount you paid to acquire the shares.

     . You do not realize taxable income from the transfer of shares to your plan account or from the withdrawal of whole shares from your plan account. You will, however, generally realize gain or loss from the receipt of cash instead of any fractional plan share. You will also realize gain or loss when your plan shares are sold. The amount of the gain or loss generally will be the difference between the amount you receive for the shares and the tax basis of the shares.

     . The plan administrator reports dividend income to participants and the Internal Revenue Service (IRS) on Form 1099-DIV. The plan administrator reports the proceeds from the sale of plan shares to the selling participants and the IRS on Form 1099-B.

     . Your dividends are subject to federal withholding if you fail to provide a taxpayer identification number to the plan administrator. Dividends of participants residing in certain foreign countries may also be subject to federal withholding. In any case in which federal income taxes are required to be withheld, the plan administrator reinvests or pays to you, as the case may be, an amount equal to the dividends less the amount of tax withheld. For IRS reporting purposes, the amount of the dividend withheld is included in the dividend income.

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|         THE DISCUSSION ABOVE IS A SUMMARY OF THE IMPORTANT U.S. FEDERAL      |
|    INCOME TAX CONSEQUENCES OF YOUR PARTICIPATION IN THE PLAN. THE SUMMARY    |
|    IS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, U.S.           |
|    TREASURY REGULATIONS, ADMINISTRATIVE RULINGS AND COURT DECISIONS, AS      |
|    IN EFFECT AS OF THE DATE OF THIS DOCUMENT, ALL OF WHICH ARE SUBJECT TO    |
|    CHANGE AT ANY TIME, POSSIBLY WITH RETROACTIVE EFFECT. THIS SUMMARY IS     |
|    NOT A COMPLETE DESCRIPTION OF ALL OF THE TAX CONSEQUENCES OF YOUR         |
|    PARTICIPATION IN THE PLAN. FOR EXAMPLE, IT DOES NOT ADDRESS ANY STATE,    |
|    LOCAL OR FOREIGN TAX CONSEQUENCES OF YOUR PARTICIPATION. YOU SHOULD       |
|    CONSULT YOUR OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES OF YOUR           |
|    PARTICIPATION IN THE PLAN.                                                |
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                            OTHER PLAN INFORMATION

     Stock Dividends and Stock Splits. Stock dividends or split shares issued by Wells Fargo on plan shares are credited to your account. Stock dividends or split shares issued with respect to your certificated shares are handled in the same manner as for stockholders who are not participating in the plan. Cash dividends paid on the shares issued as stock dividends or stock splits are processed in accordance with the dividend reinvestment option then elected. If the plan administrator receives, between the record date and payable date for a stock distribution, a request for plan termination or a request to sell plan shares, the request will not be processed until the stock distribution is credited to your account.

     Dividend and Voting Rights. Dividend and voting rights of shares purchased under the plan commence upon settlement of the transaction, which normally is three business days after purchase. Shares purchased on or within two business days prior to a dividend record date are considered "ex-dividend" and therefore not entitled to payment of that dividend.

     Voting of Plan Shares. For each meeting of stockholders, you will receive proxy materials that allow you to vote your plan shares by proxy. Alternatively, you can elect to vote your plan shares in person at the meeting.

     Limitation of Liability. In administering the plan, neither Wells Fargo, the plan administrator nor the independent agent is liable for any good faith act or omission to act, including but not limited to any claim of liability (a) arising out of the failure to terminate your account upon your death prior to receipt of notice in writing of such death, (b) with respect to the prices or times at which shares are purchased or sold, or (c) as to the value of the shares acquired for you. Wells Fargo reserves the right to interpret and regulate the plan as it deems necessary or advisable in connection with the plan's operations.

     Modification or Termination of the Plan. Wells Fargo can suspend, modify or terminate the plan at any time in whole or in part or with respect to participants in certain jurisdictions. Notice of any suspension, material modification or termination will be sent to all affected participants.

     Denial or Termination of Participation by Wells Fargo. At the direction of Wells Fargo, the plan administrator can terminate your participation in the plan if you do not own at least one full share in your name or held through the plan. Wells Fargo reserves the right to deny, modify, suspend or terminate participation in the plan by otherwise eligible persons to the extent Wells Fargo deems it advisable or necessary in its discretion to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the plan. Participants whose participation in the plan is terminated will receive certificates for all whole plan shares and a check in the amount of the market value of any fractional plan share.

                      WHERE YOU CAN FIND MORE INFORMATION

Registration Statement

     Wells Fargo has filed a registration statement on Form S-3 to register with the Securities and Exchange Commission (SEC) the Wells Fargo common stock to be purchased by plan participants. This prospectus is part of that registration statement. The registration statement, including the exhibits to the registration statement, contains additional relevant information about Wells Fargo and Wells Fargo common stock. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

Wells Fargo's SEC Filings

     Wells Fargo files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You can also read and copy any document filed by us with the SEC at the following SEC locations:

     Public Reference Room          New York Regional Office            Chicago Regional Office
    450 Fifth Street, N.W.            7 World Trade Center                  Citicorp Center
           Room 1024                       Suite 1300                   500 West Madison Street
    Washington, D.C. 20549          New York, New York 10048                  Suite 1400
                                                                     Chicago, Illinois 60661-2511

     You can also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Documents Incorporated by Reference

     The SEC allows us to "incorporate by reference" into this prospectus information that we file with the SEC. This means that we can satisfy our disclosure obligations to you by referring you to SEC documents that contain this information. Information contained in a document that is incorporated by reference is considered part of this prospectus. Information contained in documents that we file with the SEC after the date of this prospectus may update or supersede information in this prospectus and/or information in documents incorporated by reference.

     This document incorporates by reference the Wells Fargo SEC documents set forth below. All of the documents were filed under SEC File No. 001-2979. Documents filed before November 3, 1998 were filed under the name Norwest Corporation.

     . Annual Report on Form 10-K for the year ended December 31, 2000, including information specifically incorporated by reference into the Form 10-K from Wells Fargo's 2000 Annual Report to Stockholders and Wells Fargo's definitive Notice and Proxy Statement for Wells Fargo's 2001 Annual Meeting of Stockholders;

     .    Current Reports on Form 8-K filed January 16, 2001 and April 17, 2001;

     . The description of Wells Fargo common stock contained in the Current Report on Form 8-K filed October 14, 1997, including any amendment or report filed to update such description;

     . The description of preferred stock purchase rights contained in the Registration Statement on Form 8-A dated October 21, 1998, including any amendment or report filed to update such description; and

     . All reports and definitive proxy or information statements filed by Wells Fargo pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before all shares of Wells Fargo common stock covered by this prospectus have been sold.

     Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents Available Without Charge From Wells Fargo

     Wells Fargo will provide, without charge, copies of any report incorporated by reference into this prospectus, excluding exhibits other than those that are specifically incorporated by reference in this prospectus. You can obtain a copy of any document incorporated by reference by writing or calling Wells Fargo as follows:

                              Corporate Secretary
                             Wells Fargo & Company
                                 MAC N9305-173
                              Sixth and Marquette
                             Minneapolis, MN 55479
                                (612) 667-8655

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|          INFORMATION ON THE INTERNET WEBSITE OF WELLS FARGO OR ANY           |
|    SUBSIDIARY OF WELLS FARGO IS NOT PART OF THIS PROSPECTUS, AND YOU         |
|    SHOULD NOT RELY ON THAT INFORMATION IN MAKING YOUR INVESTMENT DECISION    |
|    UNLESS THAT INFORMATION IS ALSO IN THIS PROSPECTUS OR IN A DOCUMENT       |
|    THAT IS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.                   |
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                                USE OF PROCEEDS

     Wells Fargo will receive proceeds from purchases of its common stock through the plan only if the purchases are made directly from Wells Fargo rather than by the independent agent in the open market. We will use any such proceeds for general corporate purposes.

                                    EXPERTS

     The consolidated financial statements of Wells Fargo & Company and Subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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|          WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR        |
|    MAKE ANY REPRESENTATION THAT IS DIFFERENT FROM, OR IN ADDITION TO,        |
|    THAT CONTAINED IN THIS PROSPECTUS OR IN ANY DOCUMENT THAT WE              |
|    INCORPORATE BY REFERENCE INTO THIS PROSPECTUS. IF ANYONE GIVES YOU        |
|    ANY SUCH INFORMATION, YOU SHOULD NOT RELY ON IT.                          |
|                                                                              |
|          WE DO NOT IMPLY BY THE DELIVERY TO YOU OF THIS PROSPECTUS OR        |
|    THE SALE OF ANY WELLS FARGO COMMON STOCK HEREUNDER THAT THERE HAS         |
|    BEEN NO CHANGE IN THE AFFAIRS OF WELLS FARGO SINCE THE DATE OF THIS       |
|    PROSPECTUS OR THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AS       |
|    OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.                    |
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                                       13

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                             Wells Fargo & Company
                             420 Montgomery Street
                        San Francisco, California 94163

                                1-800-411-4932



                              [Wells Fargo logo]


                             Wells Fargo Direct(SM)



                              Direct Purchase and
                          Dividend Reinvestment Plan



                               _________________

                                  PROSPECTUS
                               _________________





                                  May 7, 2001


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